UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 31, 2011

First Colombia Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alcalá Centro de Negocios, Cra 43 B # 14-51 Office 705, Medellin, Colombia	____________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  574 461 61 54
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, the board of directors appointed Piero Sutti-Keyser (Age: 37) to serve as member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between Mr. Sutti-Keyser and any other of our directors or executive officers.  Mr. Sutti-Keyser has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

In 2005,  Mr. Sutti-Keyser joined Sterling Mining de Mexico, SA. de C.V. as administrative manager for this exploration and production mining company.  In 2006 to 2008, Mr. Sutti-Keyser was promoted to country manager for Sterling Mining de Mexico, SA. de C.V.  Since 2008, Mr. Sutti-Keyser has worked as Vice-President responsible for management of administration, acquisition and oversight of exploration programs and as a member of the Board of Directors for LitioMex S.A. de C.V., a privately held exploration mining company in Mexico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 31, 2011

First Colombia Gold Corp.

By: /s/     Tony Langford
Name:     Tony Langford
Title:        Chief Executive Officer and Financial Officer